AGILYSYS REPORTS FISCAL 2015 FIRST QUARTER REVENUE OF $23.7 MILLION

Recurring Revenues Increase 7% to First Quarter Record $13.8 Million

Alpharetta, GA – August 7, 2014 – Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative hospitality software solutions and services, today reported operating results for its fiscal 2015 first quarter ended June 30, 2014.

On March 31, 2014, the Company sold its United Kingdom business entity to U.K.-based Verteda Limited. All of the historical fiscal 2014 first quarter financial results presented below give effect to the sale of the Company’s EMEA operations and adjustments as if they had occurred on April 1, 2013.

Summary of Fiscal 2015 First Quarter Financial Results

•	Total net revenue of $23.7 million is comparable to total net revenue in the prior-year period.

•	Recurring revenues (which are comprised of support, maintenance and subscription services) were a first quarter record $13.8 million, an increase of 7.3% over the same period in fiscal 2014.

•	Gross margin was 62% in the fiscal 2015 first quarter, compared to 66% in the prior-year period.

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Adjusted operating loss (non-GAAP) from continuing operations (excluding stock-based compensation, amortization of intangibles and other one-time items) was $(0.4) million, compared to adjusted operating income from continuing operations of $1.7 million in the year-ago period (see reconciliation below).

•
Adjusted loss (non-GAAP) from continuing operations was $(0.4) million, or $(0.02) per diluted share, compared to adjusted income of $1.6 million, or $0.07 per diluted share, last year (see reconciliation below).

•
Net loss in the period was $(2.2) million, or $(0.10) per diluted share, compared to net income of $1.3 million, or $0.06, in the prior-year period, which included net income from discontinued operations of $0.5 million, or $0.02 per diluted share.

James Dennedy, President and CEO of Agilysys, commented, “Our fiscal 2015 first quarter financial results are largely in-line with our expectations. The results reflect the typical softness we experience in our first fiscal quarter and the impact of the planned and ongoing transition within our sales force, which began late in our fiscal 2014 fourth quarter, and is designed to emphasize new logo business development and subscription-based solutions revenue. This transition is still in the early stages of implementation and we expect our sales efficiency and effectiveness will improve in future quarters. We believe this transition will allow the Company to further leverage our existing client base, expand our penetration in the end markets we currently serve, grow our total addressable market, and build on our base of higher margin recurring revenue opportunities.

“The recently announced preview of our comprehensive, cloud-based rGuest platform highlights the beginning of another key shift in our business and positions Agilysys as a single source of market-leading technology that addresses every aspect of the guest experience. Operators increasingly seek open, flexible, multi-functional solutions that easily integrate with their existing workflows to address current needs and which can be seamlessly updated as new demands arise. rGuest Stay offers guest-centric solutions that significantly enhance the delivery of critical services hospitality providers offer throughout the entire lifecycle of a guest’s stay. From promotions and reservations; through arrival, on-site stay and consumption; to post-visit interactions, rGuest Stay addresses every aspect of the guest experience.”

Dennedy concluded, “Our emphasis on providing innovative solutions for the hospitality industry that are aligned with our customers’ goals, positions Agilysys to consistently generate greater SaaS revenue growth opportunities as our newest products and refocused sales efforts generate increased traction in the market place. The preview release of rGuest Stay reflects our ability to successfully deploy capital to develop solutions that enable our customers to achieve their goals of maximizing guest consumption, reducing costs and aligning resources to improve operations. We believe our investments in solution development, operational improvements and sales force effectiveness will generate attractive returns for Agilysys and allow us to grow shareholder value.”

Janine Seebeck, Chief Financial Officer, added, “First quarter sales levels were in-line with the prior-year period despite the impact from our execution of a number of initiatives to support our newest products, including further progress with our previously disclosed ongoing transition within our sales and marketing teams. This transition has resulted in an improved go to market focus and infrastructure to address opportunities for greater participation from net new logo business and to prepare for the sale of our rGuest product suites across various market sectors. Notably, throughout this transition, we continue to generate solid increases in recurring revenues, including a 7% year-over-year rise in total recurring revenues which includes the benefit of an 8% year-over-year increase in SaaS revenues. In addition, we again generated attractive gross margins despite the inclusion of amortization expense for newer products that are beginning to hit the market.

“Reflecting our fiscal 2015 first quarter financial results and the transition taking place within our sales teams, we expect that Agilysys will generate total annual revenue in line with, or slightly above, the industry’s overall revenue growth in fiscal 2015. In addition, notwithstanding our accelerated investments in new product development and in support for the rollout of rGuest, we expect to generate break-even to modestly positive adjusted operating income for the full year.”

2015 First Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, August 7, 2014, beginning at 9:00 a.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at http://www.agilysys.com/company/investor-relations/events-presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods, and include the statements under the heading “Summary of Fiscal 2015 First Quarter Financial Results” above in (i) the third and fourth sentences of the first paragraph following the bullets, (ii) the last sentence of the third paragraph following the bullets, and (iii) the fifth paragraph following the bullets. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2014. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted operating income (loss) from continuing operations, adjusted net income (loss), adjusted net income (loss) per share from continuing operations and adjusted cash flow from continuing operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted operating income (loss) from continuing operations and adjusted net income (loss) from continuing operations, and adjusted cash flow from continuing operations to the comparable GAAP measures.

About Agilysys
Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality industry. The company specializes in market-leading point-of-sale (POS), property management, inventory and procurement, workforce management, analytics, document management, and mobile and wireless solutions that are designed to streamline operations, improve efficiency and enhance the guest experience. Agilysys serves four major market sectors: Gaming, both corporate and tribal; Hotels, Resorts and Cruise; Foodservice Management; and Restaurants, Universities, Stadia and Healthcare. Agilysys operates extensively throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, and offices in Singapore, Hong Kong and Malaysia. For more information, visit www.agilysys.com.
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Investor Contact:
Janine Seebeck
Chief Financial Officer
Agilysys, Inc.
770-810-7800 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com

- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended
	June 30,
	2014	2013

Net revenue:
Products	$ 6,052	$ 7,506
Support, maintenance and subscription services	13,819	12,874
Professional services	3,875	3,320
Total net revenue	23,746	23,700
Cost of goods sold:
Products	3,499	3,623
Support, maintenance and subscription services	3,130	2,269
Professional services	2,443	2,171
Total cost of goods sold	9,072	8,063
Gross profit	14,674	15,637
Operating expenses:
Product development	5,865	6,232
Sales and marketing	3,885	2,967
General and administrative	5,117	4,629
Depreciation of fixed assets	614	481
Amortization of intangibles	1,783	794
Restructuring, severance and other charges	370	55
Legal settlements	149	—
Operating (loss) income	(3,109)	479
Other (income) expenses :
Interest income	(53)	(13)
Interest expense	13	61
Other income, net	(45)	(28)
(Loss) income before income taxes	(3,024)	459
Income tax benefit	(795)	(330)
(Loss) income from continuing operations	(2,229)	789
Income from discontinued operations, net of taxes	—	527
Net (loss) income	$ (2,229)	$ 1,316

Basic weighted average shares outstanding	22,324	22,022

Net (loss) income per share – basic:
(Loss) income per share from continuing operations	$ (0.10)	$ 0.04
Income per share from discontinued operations	—	0.02
Net (loss) income per share	$ (0.10)	$ 0.06

Diluted weighted average shares outstanding	22,324	22,292

Net (loss) income per share – diluted:
(Loss) income per share from continuing operations	$ (0.10)	$ 0.04
Income per share from discontinued operations	—	0.02
Net (loss) income per share	$ (0.10)	$ 0.06

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	June 30,	March 31,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$ 77,862	$ 99,566
Marketable securities	10,136	—
Accounts receivable, net of allowance of $1,399 and $1,101, respectively	22,302	23,615
Inventories	905	481
Prepaid expenses	2,934	3,300
Other current assets	717	2,892
Total current assets	114,856	129,854
Property and equipment, net	11,818	12,251
Goodwill	17,158	17,158
Intangible assets, net	10,306	10,626
Capitalized software development, net	20,787	17,221
Other non-current assets	3,765	3,785
Total assets	$ 178,690	$ 190,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 9,636	$ 11,073
Deferred revenue	21,995	22,795
Accrued and other current liabilities	7,227	14,232
Capital lease obligations – current	141	43
Total current liabilities	38,999	48,143
Deferred income taxes – non-current	3,406	3,422
Capital lease obligations – non-current	180	292
Other non-current liabilities	5,116	6,165
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 22,617,213 and 22,467,970 shares outstanding at June 30, 2014 and March 31, 2014, respectively	9,482	9,482
Treasury shares (8,989,618 and 9,138,861 shares at June 30, 2014 and March 31, 2014, respectively)	(2,697)	(2,741)
Capital in excess of stated value	(13,102)	(13,409)
Retained earnings	137,446	139,675
Accumulated other comprehensive loss	(140)	(134)
Total shareholders’ equity	130,989	132,873
Total liabilities and shareholders’ equity	$ 178,690	$ 190,895

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2014	2013
Operating activities:
Net (loss) income	$ (2,229)	$ 1,316
Less: Income from discontinued operations	—	527
(Loss) income from continuing operations	(2,229)	789
Adjustments to reconcile net (loss) income from continuing operations to net cash used in operating activities:
Restructuring, severance and other charges	370	55
Payments for restructuring, severance and other charges	(717)	(354)
Legal settlements	149	—
Payments for legal settlements	(1,645)	(87)
Depreciation	614	481
Amortization of intangibles	2,072	734
Share-based compensation	365	365
Changes in operating assets and liabilities:
Accounts receivable	1,316	(631)
Inventories	(423)	294
Prepaids	392	100
Accounts payable	(1,956)	(1,410)
Deferred revenue	(805)	(2,119)
Accrued and other liabilities	(4,616)	(3,395)
Income taxes payable	(929)	(385)
Other changes, net	(145)	(29)
Net cash used in operating activities from continuing operations	(8,187)	(5,592)
Net cash used in operating activities from discontinued operations	—	(872)
Net cash used in operating activities	(8,187)	(6,464)

Investing activities:
Capital expenditures	(1,231)	(1,377)
Capitalized software development costs	(3,953)	(1,857)
Proceeds from sale of business units	282	—
Proceeds from company owned life insurance policies, net	1,985	—
Cash paid for acquisitions, net	—	(1,750)
Investments in marketable securities	(10,240)	—
Net cash used in investing activities from continuing operations	(13,157)	(4,984)
Net cash used in investing activities from discontinued operations	—	(147)
Net cash used in investing activities	(13,157)	(5,131)

Financing activities:
Repurchases of shares to satisfy employee tax withholding and option price	(373)	(571)
Principal payment under long-term obligations	(13)	(23)
Net cash used in financing activities from continuing operations	(386)	(594)
Net cash used in financing activities from discontinued operations	—	(80)
Net cash used in financing activities	(386)	(674)

Effect of exchange rate changes on cash	26	(51)
Cash flows used in continuing operations	(21,704)	(11,221)
Cash flows used in discontinued operations:	—	(1,099)
Net decrease in cash	(21,704)	(12,320)
Cash and cash equivalents at beginning of period	99,566	82,931
Cash and cash equivalents at end of period	$ 77,862	$ 70,611

Less cash presented in current assets of discontinued operations on balance sheet	—	749
Cash and cash equivalents at end of period - continuing operations	$ 77,862	$ 69,862

AGILYSYS, INC.
RECONCILIATION OF OPERATING LOSS FROM CONTINUING OPERATIONS TO
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended
	June 30,
	2014	2013

Operating (loss) income	$ (3,109)	$ 479
Share-based compensation expense	365	365
Amortization of intangibles	1,783	794
Restructuring, severance and other charges	370	55
Legal settlements	149	—
Adjusted operating (loss) income from continuing operations (a)	(442)	1,693

Other (income) expenses, net	(85)	20
Cash income tax expense (b)	18	39
Adjusted (loss) income from continuing operations (a)	$ (375)	$ 1,634

Weighted average shares outstanding:
Basic	22,324	22,022
Diluted	22,324	22,292

Adjusted (loss) income per share from continuing operations (a):
Basic	$ (0.02)	$ 0.07
Diluted	$ (0.02)	$ 0.07

(a) Non-GAAP financial measure

(b) Taxes calculated based upon our estimated cash tax payments, exclusive of payments related to AMT, for the three months ended June 30, 2014 and 2013.

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS FROM CONTINUING OPERATIONS TO
ADJUSTED CASH FLOWS FROM CONTINUING OPERATIONS
(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2014	2013
Operating activities:
Net cash used in continuing operations	$ (8,187)	$ (5,592)
Non-recurring cash items:
Restructuring, severance and other payments	717	354
Payments for legal settlements	1,645	87
Adjusted cash used in continuing operations (a)	$ (5,825)	$ (5,151)

(a) Non-GAAP financial measure